UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 28, 2018

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06 Material Impairments

Impairment of Goodwill

On March 28, 2018, OrangeHook, Inc., a Florida corporation (the "Company") completed its annual goodwill analysis, which is tested as of October 1 each fiscal year.  The Company's management and audit committee concluded that it is likely a material goodwill impairment exists and that the Company will be required to record a noncash impairment charge to reduce the carrying value of goodwill in one or more of our reporting units. Management believes the facts and circumstances giving rise to the goodwill impairment determination were primarily the operating performance of these reporting units falling below our initial expectations, partially due to an internal re-alignment of resources in support of our interoperability initiatives, which we believe may have deferred achievement of our initial  forecasted operating results.
The Company acquired LifeMed, Inc. ("LifeMed") and Agilivant, LLC ("Agilivant") and was acquired via reverse merger by Nuvel Holdings, Inc. ("Nuvel") during 2016, each of which represent a reporting unit for the purpose of our annual goodwill analysis. As such, we have owned these businesses a weighted net asset average basis of only 13 months. As a Company in the early stages of our planned, comprehensive, synergistic commercialization, we believe forecasting the timing and extent of future operations requires significant assumptions and judgment. We continue to utilize appropriate, relevant external market data combined with pertinent facts and circumstances specific to our known business landscape to determine our forecasts.

We are unable, at this time, to provide an estimate of any impairment charge, and such impairment charge would not result in current or future cash expenditures. We do not believe an impairment exists in our Salamander reporting unit.

Impairment of Intangible Assets

In connection with our annual goodwill analysis, we also completed an impairment analysis of the amortizable intangible assets in our Agilivant and LifeMed reporting units, the assets acquired from LifeNexus, and the intangible assets that resulted from the merger with Nuvel (the "Intangible Assets"). The Intangible Assets are comprised of trademarks, patents, and marketing portfolio, software, and customer relationships. We are still evaluating the results of this analysis.

An impairment charge relating to these Intangible Assets would not result in current or future cash expenditures and we do not expect an impairment charge to have an impact on our ability to generate future earnings or affect cash flows from operating activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   April 2, 2018
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer